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Registration No. 333-55690

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FIRST POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWERGEN LIMITED
(Exact name of registrant as specified in its charter)

England and Wales
(State or other jurisdiction
of incorporation or organization)

53 New Broad Street
London EC2M 1SL
United Kingdom
(Address of Principal Executive Offices Including Zip Code)

LG&E ENERGY CORP. SAVINGS PLAN
and
401(K) SAVINGS PLAN FOR EMPLOYEES OF LOUISVILLE GAS AND ELECTRIC COMPANY
WHO ARE REPRESENTED BY LOCAL 2100 OF IBEW
and
WKE CORP. BARGAINING EMPLOYEES' SAVINGS PLANS
(Full title of the plan)

John R. McCall, Esq.
Executive Vice President, General Counsel and
Secretary
LG&E Energy Corp.
220 West Main Street
Louisville, KY 40202
Tel: (502) 627-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

ROBERT J. JOSEPH, ESQ.
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "Registration Statement"), is being filed to deregister certain Ordinary Shares, nominal value 50 pence (the "Ordinary Shares"), to be evidenced by American Depository Shares (the "ADSs") of Powergen plc (the "Registrant") and an indeterminate amount of interests (the "Plan Interests") that were registered for issuance pursuant to the LG&E Energy Corp. Savings Plan, the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company who are represented by Local 2100 of IBEW, and the WKE Corp. Bargaining Employees' Savings Plans (collectively, the "Plans"). The Registration Statement registered 20,000,000 Ordinary Shares issuable under the Plans. The Registration Statement is hereby amended to deregister all remaining unissued Ordinary Shares and to deregister all Plan Interests. The Registrant filed a Certification and Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act of 1934 with the Securities and Exchange Commission on July 24, 2002 on Form 15 with respect to the Ordinary Shares and ADSs.

PART II

SIGNATURES

The Registrant

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London on June 27, 2003.

POWERGEN LIMITED
By:	/s/ Christopher Salamé Christopher Salamé Company Secretary

The Plans

        Pursuant to the requirements of the Securities and Exchange Commission of 1933, each of the Plans identified below has duly caused the Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on June 27, 2003

LG&E ENERGY CORP. SAVINGS PLAN
By:	/s/ S. Bradford Rives S. Bradford Rives Member, Benefits Committee
401(K) SAVINGS PLAN FOR EMPLOYEES OF LOUISVILLE GAS AND ELECTRIC COMPANY WHO ARE REPRESENTED BY LOCAL 2100 OF IBEW
By:	/s/ S. Bradford Rives S. Bradford Rives Member, Benefits Committee
WKE CORP. BARGAINING EMPLOYEES' SAVINGS PLANS
By:	/s/ S. Bradford Rives S. Bradford Rives Member, Benefits Committee

Date: June 27, 2003

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EXPLANATORY NOTE
PART II
SIGNATURES